UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 6, 2004

SCANSOFT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Centennial Drive
Peabody, Massachusetts 01960
(Address of Principal Executive Offices, including Zip Code)

(978) 977-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On December 6, 2004, ScanSoft, Inc. (“ScanSoft”) completed its acquisition of all of the outstanding capital stock of Rhetorical Systems Ltd. (“Rhetorical”) for approximately £3.0 million in cash and 449,437 shares of ScanSoft common stock (valued at approximately $1.7 million based on the closing price of ScanSoft’s common stock on the Nasdaq National Market on December 6, 2004).

Item 9.01. Financial Statements and Exhibits.

(a) and (b) All financial information required by this Item 9.01 in connection with ScanSoft’s acquisition of Rhetorical will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSoft, Inc.
	By:	/s/James R. Arnold, Jr.
James R. Arnold, Jr.
Date: December 10, 2004		Chief Financial Officer